UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 21, 2013 (June 21, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

See the description in Item 2.03 below which is incorporated herein by reference.  See the disclosure in Item 8.01 regarding the Supplemental Indenture (as defined below), which disclosure is also incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 21, 2013, the Company entered into a $500.0 million credit agreement (the “Second Priority Credit Agreement”) governing a new second priority secured term loan facility (the “Tranche 2 Term Loan”). The net proceeds of the borrowings under the Tranche 2 Term Loan were used, together with cash and/or borrowings under the Company’s revolving credit facility, to fund the Early Settlement (as defined below) of the Company’s previously announced cash tender offer for any and all of its outstanding 7.5% senior secured notes due 2017 (the “Old Notes”) and the related consent solicitation (collectively, the “Tender Offer and Consent Solicitation”). A copy of the Second Priority Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

At the Company’s option, the Tranche 2 Term Loan bears interest at a rate per annum equal to either (i) LIBOR plus the Tranche 2 Margin (with a LIBOR floor of 1.00%) or (ii) at the greatest of (a) Citibank’s prime rate, (b) the federal funds rate plus 0.50%, (c) 2.00% and (d) LIBOR for a one-month interest period plus 1.00%, in each case plus the Tranche 2 Margin. The “Tranche 2 Margin” is 3.875% for LIBOR borrowings and 2.875% for base rate borrowings.   The Tranche 2 Term Loan is guaranteed by the same subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s obligations under its senior secured credit facility, the Company’s existing second priority secured term loan facility and the Company’s outstanding secured and unsecured guaranteed senior notes.

The Tranche 2 Term Loan has an eight year maturity, maturing June 15, 2021.  The Company has the ability to prepay the Tranche 2 Term Loan in full, subject with respect to prepayments of the Tranche 2 Term Loan occurring on or prior to the second anniversary of the initial borrowing of the Tranche 2 Term Loan, to a premium of (i) 2.0% of the principal amount prepaid if such prepayment occurs on or prior to the first anniversary of such borrowing and (ii) 1.0% of the principal amount prepaid if such prepayment occurs thereafter but on or prior to the second anniversary of such borrowing.

The Second Priority Credit Agreement contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur additional debt; (ii) pay dividends or make other restricted payments; (iii) purchase, redeem or retire capital stock or subordinated debt; (iv) make asset sales; (v) enter into transactions with affiliates; (vi) incur liens; (vii) enter into sale leaseback transactions; (viii) provide subsidiary guarantees; (ix) make investments; and (x) merge or consolidate with any other person. The Second Priority Credit Agreement also contains customary events of default.

Citicorp North America, Inc. is acting as administrative agent and collateral agent with respect to the Second Priority Credit Agreement.  An affiliate of Citicorp North America, Inc. is acting as Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation as well as for the Company’s ongoing tender offer and related consent solicitation for any and all of its outstanding $810.0 million aggregate principal amount of 9.5% senior notes due 2017.  An affiliate of Citicorp North America, Inc. is also acting as an initial purchaser in the Company’s offering of $810.0 million aggregate principal amount of 6.75% senior notes due 2021 that is expected to close on July 2, 2013, subject to customary closing conditions.  Certain other parties to the Second Priority Credit Agreement are also acting as initial purchasers in in the offering of the 6.75% senior notes due 2021.

The Tranche 2 Term Loan under the Company’s new Second Priority Credit Agreement is referred to herein as the “Refinancing Transaction.”

Item 8.01.                                        Other Events.

On June 21, 2013, the Company also announced that it had received the requisite consents in the Tender Offer and Consent Solicitation to enter into a Third Supplemental Indenture, dated as of June 21, 2013 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. to the indenture governing the Old Notes.  As of 5:00 p.m., Eastern Time, on June 20, 2013 (the “Consent Payment Deadline”), approximately $419.2 million aggregate principal amount of the Old Notes were tendered (representing approximately 83.85% of the outstanding Old Notes).  The Company exercised its option to accept for payment and settle the Tender Offer and Consent Solicitation with respect to the Old Notes that were validly tendered at or prior to the Consent Payment Deadline (the “Early Settlement”).  Such Early Settlement occurred on June 21, 2013, concurrently with the closing of the Refinancing Transaction and the Supplemental Indenture became effective at that time.

The Tender Offer will expire at midnight, Eastern Time, on July 5, 2013 (the “Expiration Date”) unless the Tender Offer is extended or earlier terminated.  Although the Company has called the Old Notes that remain outstanding following the Tender Offer and Consent Solicitation for redemption (as discussed below), holders of such Old Notes may still validly tender their Old Notes prior to the Expiration Date.

The Supplemental Indenture eliminates or modifies certain covenants and events of default and other provisions contained in the indenture governing the Old Notes. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On June 21, 2013, the Company also delivered notice that it had called for redemption all of the Old Notes that remain outstanding following consummation of the Tender Offer and Consent Solicitation. The Old Notes that remain outstanding will be redeemed at a price equal to 102.500% of their face amount, plus accrued and unpaid interest to, but not including, the date of redemption. Redemption of the remaining Old Notes is expected to occur on July 22, 2013. The Company may also satisfy and discharge the remaining Old Notes at any time prior to the date of redemption.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                               Third Supplemental Indenture, dated as of June 21, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture, dated as of February 21, 2007, among Rite Aid Corporation, the Subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

10.1                        Credit Agreement, dated as of June 21, 2013, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1                        Press Release announcing the completion of the Refinancing Transaction, early settlement of the Tender Offer and Consent Solicitation and redemption of the outstanding Old Notes, dated June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 21, 2013	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Supplemental Indenture, dated as of June 21, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture, dated as of February 21, 2007, among Rite Aid Corporation, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

10.1	Credit Agreement, dated as of June 21, 2013, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1	Press Release announcing the completion of the Refinancing Transaction, early settlement of the Tender Offer and Consent Solicitation and redemption of the outstanding Old Notes, dated June 21, 2013.